Exhibit 8.1

Irvine Venture Law Firm, llp

ATTORNEYS AT LAW

19800 MACARTHUR BOULEVARD

SUITE 1070

IRVINE, CALIFORNIA 92612

TELEPHONE: (949) 660-7700

FACSIMILE: (949) 660-7799

April 30, 2026

Black Hawk Acquisition Corporation

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506

RE:	Agreement and Plan of Merger

Dear Sir or Madam:

You have asked us for our views on the likely treatment under federal income tax law for your entering into the Business Combination Agreement, dated as of April 26, 2025 (the “Business Combination Agreement”), by and among Vesicor Therapeutics, Inc., a California corporation (which shall reincorporate into the State of Delaware so as to migrate to and domesticate as a Delaware corporation on the day that is one (1) Business Day prior to the Closing Date (as defined below) (“Vesicor”) and BH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Black Hawk (“Merger Sub”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, (i) Black Hawk will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, Merger Sub will be merged with and into Vesicor, as a result of which Vesicor will be the surviving company and a wholly-owned subsidiary of Black Hawk (the “Merger”) (prior to the Domestication, Black Hawk shall be referred to herein as “Parent”, and at and after the Domestication, “PubCo”). The Domestication, Merger, and other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination;” and the consummation of the Merger is referred to as the “Closing” and the date of the Closing is referred to as the “Closing Date.” Upon the closing of the Business Combination, PubCo, as the public company, will change its name to Vesicor Therapeutics Holdings, Inc. and PubCo plans to remain Nasdaq-listed under a new ticker symbol, each a “Company” and collectively, the “Companies”).

We have acted as U.S. tax counsel to PubCo in connection with the transactions (together, the “Business Combination”) contemplated by the Business Combination Agreement. Reference is made to the Preliminary Prospectus contained in the Registration Statement on Form S-4 of PubCo, filed with the U.S. Securities and Exchange Commission (the “SEC”) by PubCo including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Business Combination. With your permission we have relied for factual background on only the facts set forth in the letter to us from you of even date and facts set forth in the Registration Statement. This opinion is being furnished to you in connection with the Registration Statement

Black Hawk Acquisition Corporation Inc.

We have acted as tax counsel to the Company in connection with the Offering. In that connection, we have reviewed the section of the Preliminary Prospectus entitled “Material Federal Income Tax Consequences” and in our opinion such section identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of shares of the capital stock of the Company, and to the extent that such summaries involve matters of law, we are of the opinion that such statements of law are correct under the Code. We expressly confirm that all of the opinions attributed to tax counsel in the section of the Prospectus entitled “Material Federal Income Tax Consequences” accurately reflect our opinion on the outcome of each such issue if challenged by the Internal Revenue Service (the “Service”).

In our view, the Domestication will qualify as an F Reorganization. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a corporation holding only investment-type assets such as SPAC, whether the Domestication qualifies as an F Reorganization is not entirely clear. Accordingly, due to the absence of such guidance, it is not possible to provide complete assurance that the IRS or a court considering the issue would not take a contrary position.

In connection with our opinion, we have examined the Registration Statement (including the proxy statement/prospectus) and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. In rendering this opinion, we have assumed (i) the validity and accuracy of the factual matters described in the Registration Statement and the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates, certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of PubCo and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative guidance are subject to change at any time and that any such changes may be effective retroactively. A change in the authorities or in the truth, accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Our opinion is limited to the application of the federal income tax laws of the United States only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal income tax laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court. It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

Black Hawk Acquisition Corporation Inc.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

IRVINE VENTURE LAW FIRM, LLP

/s/ Michael E. Shaff
Michael E. Shaff